UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2025

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Stock Option Awards to CEO and CFO

On July 10, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of BK Technologies Corporation (the “Company”) approved the grant, effective on the date of approval, of performance-based stock option awards (the “Performance Stock Options”) to the Company’s Chief Executive Officer, John M. Suzuki, and to the Company’s Chief Financial Officer, Scott A. Malmanger, under the BK Technologies Corporation 2025 Incentive Compensation Plan (the “2025 Plan”).

The Performance Stock Options represent front-loaded, performance-based long-term incentive awards which the Committee intends will fully cover any and all long-term incentive award opportunities to be granted to Messrs. Suzuki and Malmanger for the five-year period consisting of the Company’s fiscal years 2025 through 2029. Accordingly, following the grant of the Performance Stock Options, the Committee does not intend to grant any further long-term incentive awards to either Mr. Suzuki or Mr. Malmanger at any time prior to the end of the Company’s 2029 fiscal year.

After considering market compensation data and recommendations provided by the Committee’s independent compensation consultant, Compensation Advisory Partners LLC, regarding the appropriate value of the long-term incentive award opportunities for Messrs. Suzuki and Malmanger for the five fiscal year period of 2025 through 2029, the Committee approved the grant of Performance Stock Options to Messrs. Suzuki and Malmanger on July 10, 2025 with the cash value set forth in the table below, which was converted into a number of Performance Stock Options as set forth in the table below by dividing the cash value of the award by the grant date fair value per share of the Company’s common stock subject to the Performance Stock Options as determined for financial accounting purposes (using a Monte Carlo valuation method).

Executive	Cash Value of Award	Number of Performance Stock Options
John M. Suzuki	$2,800,000	112,391
Scott A. Malmanger	$1,250,000	50,175

The Performance Stock Options have an exercise price of $42.81 per share (the Company’s closing stock price on the date of grant), and a 10-year term.

In order to incentivize Messrs. Suzuki and Malmanger to help drive significant future long-term value creation for the Company and its shareholders, up to 100% of the options generally will vest and become exercisable (if at all) on July 10, 2030 (the fifth anniversary of the grant date), but only to the extent that the Company achieves one or more specified share price targets during that five-year performance period and the executive remains in the continuous employment or other service of the Company through the fifth anniversary of the grant date. Achieving a stock price target generally requires the Company to maintain an average volume weighted average stock price for a period of 20 consecutive trading that is at least equal to the applicable share price target. The share price targets applicable to the Performance Stock Options and the percentage of option shares earned for achieving each of those share price targets is set forth in the table below. To the extent that a share price target is not achieved during the five-year performance period, the portion of the stock option award attributable to that share price target will be automatically forfeited.

Share Price Target	Percentage of Performance Stock Option Award Earned
$70.00 per share	10%
$100.00 per share	15%
$130.00 per share	20%
$160.00 per share	25%
$190.00 per share	30%

Pursuant to the Performance Stock Option Agreements between the Company and each of Mr. Suzuki and Mr. Malmanger (the “CEO Performance Stock Option Agreement” and the “CFO Performance Stock Option Agreement”, respectively), any Performance Stock Options that were previously earned based on the achievement of one or more share price targets will become immediately vested and exercisable in the event that the executive’s employment or other service with the Company is terminated due to death, disability or “retirement” (defined as the executive’s voluntary termination that occurs at least three years after the grant date and after the executive has attained age 72). Further, if a “change in control” of the Company (as defined in the 2025 Plan) occurs during the five-year performance period and during the executive’s continuous employment or other service to the Company, the Performance Stock Options will vest and become exercisable on a “double-trigger” basis, but only to the extent that the share price targets were achieved on or prior to the change in control, and for that purpose, the level of achievement of share price targets upon the change in control will be based on the higher of the Company’s closing stock price on the last trading prior to the change in control or the value of the per-share consideration payable or distributable to the Company and its shareholders in the change in control transaction. The treatment of the Performance Stock Options in the event of a change in control will be governed by the terms and conditions of the applicable stock option agreement; accordingly, as described below, the Company’s employment agreements with Messrs. Suzuki and Malmanger were amended in connection with the grant of the Performance Stock Options to ensure that the stock option agreements will control with respect to the Performance Stock Options, notwithstanding any provisions of the executive’s employment agreement to the contrary.

The summary of the Performance Stock Options contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the CEO Performance Stock Option Agreement and the CFO Performance Stock Option Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendments to CEO and CFO Employment Agreements

The employment agreement between the Company and Mr. Suzuki dated effective July 19, 2021, as amended by that certain First Amendment dated as of June 23, 2022 (the “CEO Employment Agreement”), and the employment agreement between the Company and Mr. Malmanger dated as of November 7, 2022 (the “CFO Employment Agreement”) each provides certain terms (including acceleration of vesting) that are generally applicable to the executive’s outstanding equity awards in the event of a change in control of the Company, notwithstanding any contrary provisions of the applicable equity plan or award agreement. As described above, the stock option agreements for the Performance Stock Options granted to Messrs. Suzuki and Malmanger include specific terms applicable in the event of a change in control of the Company (including double-trigger vesting for any Performance Stock Options earned based on the achievement of applicable share price targets). Accordingly, on July 10, 2025 and in connection with the grant of the Performance Stock Options, the Committee approved a Second Amendment to the CEO Employment Agreement and a First Amendment to the CFO Employment Agreement, in order to ensure the treatment of the Performance Stock Options in the event of a change in control will be governed by the terms and conditions of the applicable stock option agreement, notwithstanding any provisions of the executive’s employment agreement to the contrary.

The summary of the amendments to the employment agreements with Messrs. Suzuki and Malmanger does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment to CEO Employment Agreement and the First Amendment to CFO Employment Agreement, copies of which are filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	CEO Performance Stock Option Agreement.
10.2*	CFO Performance Stock Option Agreement.
10.3*	Second Amendment to CEO Employment Agreement.
10.4*	First Amendment to CFO Employment Agreement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: July 14, 2025	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer